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                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the reference to our firm under the caption "Independent Auditors" and to the use of our report dated February 22, 1999 with respect to the financial statements of The Manufacturers Life Insurance Company of North America and our report dated February 15, 1999 with respect to the financial statements of The Manufacturers Life Insurance Company of North America Separate Account A, in Post Effective Amendment No. 4 to the Registration Statement (Form N-4 File No. 333-24657)



                                                     /s/ Ernst & Young LLP



Boston, Massachusetts

April 28, 1999